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                                                                   EXHIBIT 10.34

                                     FORM OF
                               INDEMNITY AGREEMENT


         (1) You currently are a director and/or officer of Ticketmaster Group, Inc. (the "Corporation"). The Corporation recognizes that competent and experienced persons are increasingly reluctant to serve as directors and/or officers of a corporation unless they are adequately protected by liability insurance and/or indemnification. While the Corporation has purchased liability coverage for its officers and directors insuring them, up to specified limits, against losses arising from certain wrongful acts in their capacities as officers and directors of the Corporation, the Corporation has no ongoing duty or obligation to maintain or continue such liability coverage.

         (2) In order to further insure your continued valuable service to the Corporation, and in consideration thereof, the Corporation hereby agrees to indemnify you against all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by you, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action by or in the right of the Corporation) by reason of the fact that you are or were or have agreed to serve at the request of the Corporation as a director, officer, employee or agent of or consultant to the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, to the full extent permitted by applicable law.

         (3) It is understood, however, that the Corporation shall not be liable under this letter agreement to make any payment to you in connection with any claim made against you (a) for any disgorgement of profits made from the purchase or sale by you of securities of the Corporation pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar provision of Federal, state or common law; (b) for amounts paid in settlement not consented to in advance by the Corporation; or (c) if the Corporation would be prohibited by applicable law, including, without limitation, the provisions of Section 8.75 of the Illinois Business Corporation Act of 1983, as amended, or by the final, non-appealable order of a court of competent jurisdiction, from making such payment to you. Further, the Corporation shall not be liable under this letter agreement to make any payment to you with respect to any claim or proceeding made or brought voluntarily by you and not by way of defense.

         (4) The Corporation shall advance all expenses incurred by you in connection with the investigation, defense, settlement or appeal of any claim or proceeding against you which is covered by
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this letter agreement, and you hereby undertake to repay any such amounts advanced if, and to the extent, that it is ultimately determined by a court of competent jurisdiction that you are not entitled to be indemnified by the Corporation hereunder.

         (5) In the event that a claim is made against you which claim is covered by this letter agreement, you shall as a condition precedent to your rights under this letter agreement give to the Corporation written notice, as soon as practical, of any such claim.

         (6) Further, in the event any payment is made to you by the Corporation pursuant to the terms of this letter agreement, the Corporation shall be subrogated to any rights you may have against any third party with respect to the payments so made.

         (7) The provisions for indemnification and advancement of expenses set forth in this letter agreement shall not be deemed exclusive of any other rights which you may have under any provision of law, the Amended and Restated Articles of Incorporation of the Corporation or the Amended and Restated Bylaws of the Corporation, any other agreement or pursuant to a vote of shareholders or disinterested directors of the Corporation or otherwise.

         (8) This letter agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The Corporation and you each consent to the jurisdiction of the courts of the State of Illinois for all purposes in connection with any action or proceeding which arises out of or relates to this letter agreement and agree that any action instituted under this letter agreement shall be brought only in the state courts of the State of Illinois.

         (9) The agreements contained in this letter agreement shall continue after you cease to be director, officer, employee and/or agent of or consultant to the Corporation and shall inure to the benefit of and be binding upon your estate, heirs, executors and administrators. The agreements of the Corporation contained in this letter agreement shall be binding upon any successors and assigns of the Corporation, including any direct or indirect successor by purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Corporation.

         (10) The provisions of this letter agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or


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otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

                                                     Very truly yours,

                                                     TICKETMASTER GROUP, INC.


                                                     By:-----------------------

AGREED AND ACCEPTED

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(Date)


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